                               EXHIBIT NO. 10.3

                            NORTHWEST SAVINGS BANK
                   NONQUALIFIED SUPPLEMENTAL RETIREMENT PLAN
                                   Preamble
                                   --------

          Northwest Mutual Savings Association, doing business as Northwest Savings Bank ("Employer"), has established the Northwest Savings Bank Pension Plan as a defined benefit pension plan ("Qualified Plan") intended to be qualified under the Internal Revenue Code of 1986, as amended ("Code"), for the purpose of providing income to its employees during their retirement from the service of the Bank.

          Sections 401(a)(17) and 415 of the Code reduce the pension otherwise payable under the Northwest Savings Bank Pension Plan to employees whose compensation exceeds the limits of Section 401(a)(17) or for whom contributions or benefits would exceed the limits of Section 415.

          Effective June 16, 1993 the Employer established this supplemental retirement plan of unfunded deferred compensation that is not qualified under the Code ("Nonqualified Plan") to make up for the cut back in retirement income required by the above-referred Sections of the Code with respect to senior higher paid employees who retire on or after the Earliest Retirement Age provided under the Qualified Plan. This Nonqualified Plan provides a supplemental retirement benefit for participants in the Northwest Savings Bank Pension Plan which, when combined with the pension payable to them under the Qualified Plan, will equal the pension which they would have received thereunder but for the application of Sections 401(a)(17) and 415 of the Code.

                                   ARTICLE I
                                  Definitions
                                  -----------

          1.1. Incorporation by Reference.  Unless the context of this Plan
               --------------------------
requires or connotes a different meaning, all undefined capitalized terms used in this Plan shall have the same meanings as are respectively assigned to them under the Northwest Savings Bank Pension Plan ("Qualified Plan"), and the terms and conditions of the Qualified Plan are incorporated herein by reference wherever necessary or appropriate.

          1.2. "Benefit Formula" means the method set forth in the Qualified Plan to calculate the amount of benefit payable to a participant thereunder at the time such benefit commences to be paid, including all actuarially equivalent factors utilized under the Qualified Plan. The Benefit Formula shall include all applicable actuarial reductions, and all offsets and deductions, required by the Qualified Plan for payments available from Federal Social Security, from Worker's Compensation, and from other qualified plans, if any, but shall not reflect the application of Sections 401(a)(17) or 415 of the Code.

          1.3. "Committee" means the Personnel/Pension Committee of the Employer's Board of Directors.

          1.4. "Effective Date" means June 16, 1993.

          1.5. "Nonqualified Plan" means the Northwest Savings Bank Nonqualified Supplemental Retirement Plan as herein set forth and as it may hereafter be amended from time to time.

          1.6. "Participant" means a participant in the Qualified Plan, or the beneficiary or estate of a deceased Participant, who is or becomes entitled to a benefit hereunder by reason of a reduction required by Sections 401(a)(17) or 415 of the Code in the amount of benefit otherwise payable to such Participant as a participant in the Qualified Plan.

          1.7. "Qualified Plan" means the Northwest Savings Bank Pension Plan, a defined benefit pension plan sponsored by the Employer for the benefit if its eligible employees, which is or is intended to be qualified under Section 401 of the Code, as the Qualified Plan presently exists, and as it may be hereafter amended, superseded, modified or redesignated.

          1.8. "Supplemental Retirement Benefit" means the benefit payable by the Company to a Participant hereunder.

                                  ARTICLE II

                Calculation of Supplemental Retirement Benefit
                ----------------------------------------------

          2.1. Supplemental Retirement Benefit for Qualified Plan.  The
               --------------------------------------------------
Supplemental Retirement Benefit payable to a Participant hereunder shall equal the difference between the amount payable to the Participant as a participant under the Qualified Plan and the amount which would have been payable to such participant who retires under the Qualified Plan after the Effective Date of this Plan under the Benefit Formula of the Qualified Plan but for the limitations of Sections 401(a)(17) or of Sections 401(a)(17) and 415 of the Code. This Nonqualified Plan shall not be a substitute for or an alternative to the Qualified Plan, which shall remain the primary source of all benefits provided thereunder.

                                  ARTICLE III

                              Plan Administration
                              -------------------

          3.1. Duties and Obligations of Committee.
               -----------------------------------

Responsibility to administer this Plan to interpret and carry out its provisions is hereby delegated to the Committee. The Committee and its delegates shall have the same rights, powers, duties and fiduciary obligations, and operate with the same standard of care, with respect to this Plan and its Participants as the Plan Administrator of the Qualified Plan has and does with respect to the Qualified Plan and its participants.

          3.2  Eligibility and Benefit Determination.  The Committee shall have
               -------------------------------------
the sole right to determine the eligibility of any person to participant in this Plan, and the time, manner and amount of distribution of benefits under this Plan upon each Participant's retirement, disability or death in accordance with the payment provision or option of the Qualified Plan which is elected by or applicable to such Participant; provided, however, that any such determination shall be made under uniform rule consistently applied to persons in like circumstances; and provided further, that no such determination may add to, subtract from or modify the terms of the Plan, or reduce or add to any benefits provided by the Plan, or fail to apply or add to any requirements of eligibility for benefits under the Plan. Any designation of beneficiary or revocation of same made by a Participant under the Qualified Plan shall apply with equal force and effect to this Nonqualified Plan.

                                  ARTICLE IV

                                    Funding
                                    -------

          4.1.  Unfunded, Nonqualified Plan. The Employer shall not be required
                ---------------------------
to establish any form of trust or funded account for the purpose of providing any Supplemental Retirement Benefit. The Nonqualified Plan is not intended to be qualified under the Code.

          4.2.  Optional Funding. In order to meet its deferred obligations
                ----------------
hereunder, the Employer may set aside or earmark funds in an amount necessary to actuarially fund part or all of the total retirement benefits expected to be paid from this Plan under Article II. Funds set aside or earmarked to meet the Employer's deferred obligation hereunder may be kept in cash, or invested and reinvested, in the discretion of the Committee. Title to and beneficial ownership of any assets, whether cash or investments, which the Employer may set aside or earmark to meet its deferred obligations hereunder, shall at all times remain in the Employer; and no Participant or beneficiary shall under any circumstances acquire any property interest in any specific assets of the Employer.

          4.3.  Investment of Earmarked Funds. Investments of funds set aside or
                -----------------------------
earmarked to meet the Employer's deferred obligation hereunder may be made in savings accounts, stocks, bonds or other securities selected by the Committee in its sole discretion. In the exercise of the foregoing discretionary investment powers, the Committee may engage investment counsel, and, if it so desires, may delegate to such counsel full or limited authority to select the securities in which the funds are to be invested. The cost of any such service shall be charged as an expense of administering the Plan and paid as provided in Section 5.2.

                                   ARTICLE V

                                    General
                                    -------

          5.1.  Inducement to Employees Affected by Limitations of Code Sections
                ----------------------------------------------------------------
401(a) (17) and 415. This Nonqualified Supplemental Retirement Plan is adopted
-------------------
in consideration of the valuable contributions to the Employer made by employees whose benefits otherwise available from the Employer's Qualified Plan have been reduced by application of Sections 401(a) (17) and 415 of the Code and with the intention that the provisions of this Plan shall be disseminated to all such employees so that it may act as an inducement to them to continue to devote their utmost efforts, leadership and counsel in the service of the best interests of the Employer over the long term with a sense of security regarding the amount of retirement benefit which they may rely upon for income following the conclusion of their careers with the Employer.

          5.2.  Expenses. The books and records to be maintained for the purpose
                --------
of the Nonqualified Plan shall be maintained by the officers and employees of the Employer at its expense and subject to the supervision and control of the Committee. All expenses of administering the Nonqualified Plan shall be paid by the Employer either from funds set aside or earmarked under the Plan or from other funds.

          5.3.  Prohibition Against Assignment of Benefits. To the extent
                ------------------------------------------
permitted by law, the right of any Participant or any beneficiary in any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

          5.4.  No Liability for Actions Taken In Good Faith. No member of the
                --------------------------------------------
Board of Directors of the Employer or of the Committee and no officer or employee of the Employer shall be liable to any person for any action taken or omitted in connection with the administration of this Nonqualified Plan unless attributable to his own fraud of willful misconduct; nor shall the Employer be liable to any person for any such action unless attributable to fraud or wilful misconduct on the part of the director, officer or employee of the Employer.

          5.5.  No Contract of Employment. This Nonqualified Plan shall not be
                -------------------------
construed to establish a guarantee of future or continued employment by the Employer of any Participant.

          5.6.  No Trust or Fiduciary Relationship Created. Nothing contained
                ------------------------------------------
herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds invested hereunder shall continue for all purposes to be a part of the general funds of the Employer, and no person other than the Employer shall, by virtue of the provisions of this Nonqualified Plan, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Employer under this Nonqualified Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

          5.7.  Incompetency of a Participant or Beneficiary. If the Committee
                --------------------------------------------
determines that any person entitled to payments under the Nonqualified Plan is an infant or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Employer, the Nonqualified Plan, and the Committee.

          5.8.  Applicable Law and Construction. The provisions of the
                -------------------------------
Nonqualified Plan shall be construed, administered and governed under the laws of the Commonwealth of Pennsylvania to the extent such laws are not preempted by ERISA or any other federal laws which may from time to time be applicable. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Titles of Articles and Sections hereof are for convenience of reference only and are not to be taken into account in construing the provisions of this Plan.

          5.9.  Severability. In case any provision of the Nonqualified Plan
                ------------
shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Nonqualified Plan, which shall be construed and enforced as if said illegal and invalid provision had never been inserted herein.

                                  ARTICLE VI

                           Amendment and Termination
                           -------------------------

          6.1.  Amendment and Termination of the Plan. The Employer expects to
                -------------------------------------
continue the Nonqualified Plan indefinitely, but specifically reserves the right, in the sole and unfettered discretion of its Board of Directors, at any time, to amend, in whole or in part, any and all of the provisions of the

Nonqualified Plan and to terminate it in whole or in part, provided that no such amendment or termination may divest any Participant of benefits accrued or earned hereunder prior to the date of any such amendment or termination.

          6.2.  Notice. Notice of the adoption of this Nonqualified Plan and of
                ------
every Plan amendment shall be given in writing to each Participant and beneficiary of a deceased Participant.